Exhibit 99.1

LTC Announces Retirement of Senior Officer

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--February 13, 2013--LTC Properties, Inc. (NYSE:LTC) announced today the retirement of T. Andrew Stokes as Senior Vice President, Marketing and Strategic Planning effective April 30, 2013.

“Six years ago, Andy established LTC’s marketing program. Through his vision, hard work, dedication, extensive industry contacts and experience he expanded the company’s marketing presence nationwide. Andy’s successful marketing efforts at LTC resulted in increased transaction volume and numerous new customer relationships,” said Wendy Simpson, CEO & President of the Company. “We are grateful for his significant contributions to the company, continue to count Andy as a valued part of LTC’s growth and wish him well in his retirement.”

The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson
Pam Kessler
805-981-8655